Exhibit 10.60

FIFTH AMENDMENT TO
THE ALLIANCE DATA SYSTEMS 401(k) AND RETIREMENT SAVINGS PLAN
(amended and restated as of January 1, 2008)

ADS Alliance Data Systems, Inc. hereby adopts this Amendment No. 5 to the Alliance Data Systems 401(k) and Retirement Savings Plan, amended and restated as of January 1, 2008 (the “Plan”), effective as of June 1, 2011.

1.	Appendix A of the Plan shall be amended by adding the following new language at the end thereof:

Employing Company	Years of Eligibility	Years of Vesting

Aspen Marketing Holdings, Inc. (“Aspen”)	All service recognized for this purpose under Aspen’s 401(k) Plan, but only if hired by the Company as of June 1, 2011.	All service recognized for this purpose under Aspen’s 401(k) Plan, but only if hired by the Company as of June 1, 2011.

Acquired Subsidiaries of Equifax, Inc. (“Equifax”)
All service recognized for this purpose under the 401(k) plan previously sponsored by Equifax, but only if hired by the Company as of July 1, 2010, or such later date provided in the Purchase Agreement.

All service recognized for this purpose under the 401(k) plan previously sponsored by Equifax, but only if hired by the Company as of July 1, 2010, or such later date provided in the Purchase Agreement.

IN WITNESS WHEREOF, this amendment has been executed on this 1st day of June, 2011, but effective as provided above.

ADS ALLIANCE DATA SYSTEMS, INC.

By:  /s/ Calvin Hilton